                                                                    EXHIBIT 12.1

                          SHAMAN PHARMACEUTICALS, INC.
                   STATEMENT REGARDING COMPUTATION OF RATIOS
                                 (IN THOUSANDS)

                                                                                                     Three Months
                                                       Year Ended December 31,                      Ended March 31,
                                      --------------------------------------------------------   ---------------------
                                        1997        1996        1995        1994       1993        1998        1997
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
FIXED CHARGES:
  Interest expense                        4,694         155          25          0           0         735          26
  Portion of rental expense
    representative of interest              453         583         644        804         415         102         104
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
      Fixed charges                       5,147         738         669        804         415         837         130

EARNINGS:
  Loss from continuing operations       (29,288)    (18,790)    (18,004)   (19,481)    (13,027)     (8,489)     (5,981)
  Interest                                4,694         155          25          0           0         735          26
  Portion of rental expense
    representative of interest              453         583         644        804         415         102         104
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
     Earnings                           (24,141)    (18,052)    (17,335)   (18,677)    (12,612)     (7,652)     (5,851)

     Ratio of earnings to fixed
       charges and preferred
       stock dividends(1)                    --          --          --         --          --          --          --
                                      =========    ========    ========   ========    ========   =========    ========

(1) For the years ended December 31, 1997, 1996, 1995, 1994 and 1993, the Company's historical earnings were insufficient to cover fixed charges by $29.3 million, $18.8 million, $18.0 million, $19.5 million and $13.0 million, respectively. For the three months ended March 31, 1998 and 1997, the Company's historical earnings were insufficient to cover fixed charges by $8.5 million and $6.0 million, respectively.